SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                AZTAR CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                     Delaware                                  86-0636534
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     (State of Incorporation or Organization)               (I.R.S. Employer
                                                           Identification no.)

          2390 Camelback Road, Suite 400
                 Phoenix, Arizona                                 85016
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     (Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective upon         Exchange Act and is effective upon
filing pursuant to General                 filing pursuant to General
Instruction A.(c), please check the        Instruction A.(d), please check the
following box. [ x ]                       following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                   Name of Each Exchange on Which
          to be so Registered                   Each Class is to be Registered
          -------------------                   ------------------------------

    Preferred Stock Purchase Rights                New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                  None                                         None
        ------------------------                    --------------------------
            (Title of Class)                            (Name of Exchange)

Item 1.  Description of Registrant's Securities to be Registered

         Item 1 of Form 8-A filed by Aztar Corporation (the "Company") on December 15, 1999, amended by Form 8-A/A filed by the Company on March 16, 2006, relating to Preferred Stock Purchase Rights is hereby amended to provide:

         On April 18, 2006, Aztar Corporation (the "Company"), Pinnacle Entertainment, Inc. ("Pinnacle") and PNK Development 1, Inc. ("Merger Sub") entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 13, 2006 (and as may be amended from time to time, the "Merger Agreement"), by and among the Company, Pinnacle and Merger Sub. In order to give effect to Amendment No. 1 to the Merger Agreement, the Board of Directors of the Company authorized the amendment of the Rights Agreement, dated as of December 14, 1999 (the "Rights Agreement"), between the Company and ChaseMellon Shareholders Services, L.L.C. (the "Rights Agent").

         On April 20, 2006, the Company and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, L.L.C.) executed Amendment No. 2 ("Amendment No. 2") to the Rights Agreement. Capitalized terms used below but not defined herein shall have the meanings assigned thereto in the Rights Agreement. Amendment No. 2 provides that neither Pinnacle nor any of its subsidiaries shall be deemed an Acquiring Person (x) by virtue of their acquisition, or their right to acquire, beneficial ownership of Common Stock of the Company as a result of their execution of the Merger Agreement (after giving effect to any amendment to the Merger Agreement), (y) the consummation of the Merger, or (z) any other transaction contemplated by the Merger.

         The Rights Agreement is filed as Exhibit 1 to the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the "Commission") on December 15, 1999, and is incorporated herein by reference. Amendment No. 1 to the Rights Agreement ("Amendment No. 1") is filed as Exhibit 4.2 to the Current Report on Form 8-K, filed with the Commission on March 16, 2006, and is incorporated herein by reference. Amendment No. 2 is filed as Exhibit 4.3 to the Current Report on Form 8-K, filed with the Commission on April 20, 2006, and is incorporated herein by reference.

The foregoing description of the Rights Agreement, Amendment No. 1 and Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.  Exhibits

         Exhibit No.        Description
         -----------        -----------

         4.1 Rights Agreement, dated as of December 14, 1999, between Aztar Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, filed as Exhibit 1 to Aztar's Corporation's Registration Statement on Form 8-A, filed by Aztar Corporation on December 15, 1999, and incorporated herein by reference.

         4.2 Amendment No. 1, dated as of March 14, 2006, to the Rights Agreement, between Aztar Corporation and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, filed as Exhibit 4.2 to Current Report on Form 8-K, filed by Aztar Corporation on March 16, 2006, and incorporated herein by reference.
         4.3 Amendment No. 2, dated as of April 20, 2006, to the Rights Agreement, between Aztar Corporation and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, filed as Exhibit 4.3 to Current Report on Form 8-K, filed by Aztar Corporation on April 20, 2006, and incorporated herein by reference.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  April 20, 2006



                                        AZTAR CORPORATION



                                        By: /s/ Neil A. Ciarfalia
                                            ------------------------------------
                                            Name:  Neil A. Ciarfalia
                                            Title: Chief Financial Officer,
                                                   Vice President and Treasurer

                                  EXHIBIT INDEX

         Exhibit No.        Description
         -----------        -----------

         4.1 Rights Agreement, dated as of December 14, 1999, between Aztar Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, filed as Exhibit 1 to Aztar's Corporation's Registration Statement on Form 8-A, filed by Aztar Corporation on December 15, 1999, and incorporated herein by reference.

         4.2 Amendment No. 1, dated as of March 14, 2006, to the Rights Agreement, between Aztar Corporation and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, filed as Exhibit 4.2 to Current Report on Form 8-K, filed by Aztar Corporation on March 16, 2006, and incorporated herein by reference.

         4.3 Amendment No. 2, dated as of April 20, 2006, to the Rights Agreement, between Aztar Corporation and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, filed as Exhibit 4.3 to Current Report on Form 8-K, filed by Aztar Corporation on April 20, 2006, and incorporated herein by reference.